Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2005 relating to the financial statements of Blue Lava Wireless, LLC, which appears in JAMDAT Mobile, Inc.’s Current Report on Form 8-K/A filed on July 5, 2005.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Honolulu, Hawaii
August 31, 2005